SECOND AMENDMENT TO
STOCK OPTION AGREEMENT

            This Second Amendment to Stock Option Agreement (the "Second Amendment") is dated as of March 15, 2003, by and between Home Solutions of America, Inc. (formerly Nextgen Communications Corporation), a Delaware corporation (the "Company"), and R. Andrew White (the "Optionee").

            WHEREAS, the Company and the Optionee entered into that certain Stock Option Agreement dated February 1, 2002 (the "Agreement"), as amended by that certain First Amendment to Stock Option Agreement dated September 2, 2002 (the "First Amendment");

            WHEREAS, the Optionee and the Company desire to amend the Agreement as set forth herein, in order to modify the vesting period of certain stock options of the Company that were granted to the Optionee in the Agreement;

            NOW THEREFORE, the parties hereto agree as follows:

            1.         The first sentence of the "Vesting Schedule" paragraph on the first page of the Agreement, as amended by the First Amendment, is hereby deleted and replaced in its entirety with the following sentence:

"Vesting Schedule:  This Option shall be exercisable as follows:  50,000 of the Shares available for purchase under the Option shall be exercisable on September 2, 2002; 50,000 of the Shares available for purchase under the Option shall be exercisable on February 1, 2003; and the remaining 50,000 of the Shares available for purchase under the Option shall be exercisable on February 1, 2004 (all share amounts shall be adjusted accordingly for stock splits, reclassifications, and similar events), subject to Optionee's continuing to be a Service Provider on such dates; provided, however, in the event that an "Applicable Termination" occurs, as defined in the Optionee's Executive Employment Agreement with the Company dated March 15, 2003, this Option shall immediately become fully vested, and all Shares available for purchase hereunder shall immediately become exercisable on the date of the Applicable Termination."

            2.         Except as expressly amended hereby, the Agreement remains in full force and effect.  Capitalized terms that are not defined herein shall have the same meaning assigned to them in the Agreement.  This Second Amendment hereby supersedes and replaces the First Amendment in its entirety.

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            IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be executed and delivered as of the date first above written.

            This Second Amendment to Stock Option Agreement may be executed in one or more identical counterparts, including by facsimile signature, each of which shall be deemed to be an original and all of which together shall be deemed to be one instrument.

                                                            COMPANY:

                                                            HOME SOLUTIONS OF AMERICA, INC.

                                                            By: ______________________________________
                                                            Name:
                                                            Title:

                                                            OPTIONEE:

                                                            _________________________________________
                                                            R. Andrew White

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